UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Mendocino Brewing Company, Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MENDOCINO BREWING COMPANY, INC.

1601 Airport Road
Ukiah, California 95482
(800) 733-3871

August 29, 2011

Dear Shareholder:

I would like to personally invite you to attend the Annual Meeting of Shareholders of Mendocino Brewing Company, Inc. (the "Company", "Our Company" or "we") to be held at 1:00 p.m., Pacific Time, on Tuesday, October 4, 2011, at our Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California.  Additional information about our Company and about the Annual Meeting accompanies this letter, and I urge each of you to read through all of the accompanying materials carefully.

Our Company had a number of business developments in the year 2010. We purchased certain brand related assets from Golden West Brewing Company, including trademarks, trade names, and other brand related assets related to the Butte Creek brands of organic ales, known as ‘The Official Beer of Planet Earth’. Butte Creek organic ales have been in the market since 1998 and considered one of America’s first organic beers. Butte Creek beers are certified organic by the California Certified Organic Farmers organization (CCOF), an U.S. Department of Agriculture (USDA) accredited certifier that ensures Butte Creek Beer meets all USDA organic standards. We  also acquired trademarks, trade names, and other brand related assets from Beautiful Brews Inc., related to Honey Amber Rose ale, known as ‘The First Beer for Women’.

During the year 2010, our Company launched three new Mendocino seasonal collections consisting of Blonde Ale, Oatmeal Stout and Bock Beer in new packaging. We also launched three new Mendocino Imperial collections consisting of Imperial IPA, Imperial Barley Wine Ale and Imperial Stout, all packaged in four packs.

Our Company continues to focus on our core business and to capitalize on the brand equity of our existing portfolio of products.  We anticipate continuing to focus on domestic and international market penetration and endeavor to continue to increase brand awareness for our products and increase market share through the strength of our portfolio of brands and various sales, marketing and promotional campaigns.

I would like to express my personal gratitude to our dedicated employees, management and Board of Directors for their tireless efforts and contributions during this past year.

Finally, I would like to thank you, our esteemed shareholders, for your continued support.  On your behalf, we will continue to pursue our objectives of market leadership in each of our primary markets.

Dr. Vijay Mallya
Chairman

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA 95482
(800) 733-3871
August 29, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Mendocino Brewing Company, Inc. (the "Company") to be held at 1:00 p.m., Pacific Time, on Tuesday, October 4, 2011, at our Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California.  (the "Annual Meeting").

As described in the accompanying Proxy Statement, at the Annual Meeting the shareholders will elect directors of the Company for the forthcoming year.  Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh, all of whom are currently members of the Company's Board of Directors, have been nominated by the Board of Directors for election to the Board of Directors this year.

You will be asked to ratify the appointment of PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.  The Board of Directors does not anticipate that any additional proposals will be presented for consideration at the Annual Meeting.

Your Board of Directors recommends that you vote FOR the election of its nominees for director; and FOR ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent registered pubic accounting firm for the fiscal year ending December 31, 2011.  You are encouraged to read the enclosed Proxy Statement, which provides detailed information concerning all of the proposals which are expected to come before the Annual Meeting, and the enclosed Annual Report to Shareholders which includes information on the Company's operations as well as the Company's audited financial statements.

Your vote is important, regardless of the number of shares you own.  On behalf of your Board of Directors, I urge you to complete, date, and sign the accompanying proxy and return it to the Company promptly.  Doing so will not prevent you from attending the Annual Meeting or voting in person, but it will assure that your vote is counted if you are unable to attend the Annual Meeting.  You may revoke your proxy at any time, by submitting either a written notice of revocation or a duly executed proxy bearing a later date to the Company's Secretary at the Company's offices prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

All of us at Mendocino Brewing Company look forward to seeing you at the Annual Meeting.

Sincerely,
Mahadevan Narayanan
Corporate Secretary

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA  95482
(800) 733-3871

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Tuesday, October 4, 2011.

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of the Shareholders of Mendocino Brewing Company, Inc., a California corporation (the "Company"), will be held at 1.00 p.m., Pacific Time, on Tuesday, October 4, 2011, at our Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California, 95482 for the following purposes:

1.
To elect seven (7) directors of the Company, each to hold office until the next Annual Meeting of Shareholders when his successor has been duly elected and qualified or until his earlier resignation or removal.  The Board of Directors has nominated the following candidates:  Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

2.	To ratify the appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The close of business on August 26, 2011 is the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

To help us in planning for the Annual Meeting, please mark the appropriate box on the accompanying proxy if you plan to attend.  PLEASE NOTE THAT THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

By Order of the Board of Directors

Ukiah, California August 29, 2011	Mahadevan Narayanan Corporate Secretary

Attached Document:
Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (WITHOUT EXHIBITS)

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA  95482

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 4, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mendocino Brewing Company, Inc., a California corporation (the "Company" or "MBC"), for use at the Annual Meeting of Shareholders to be held at 1:00 p.m., Pacific Time, on Tuesday, October 4, 2011, (the "Annual Meeting") or at any adjournment or postponements thereof.  The Annual Meeting will be held at the Company's Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California 95842.  The Company intends to mail this Proxy Statement and accompanying proxy card on or about September 1, 2011 to shareholders entitled to vote at the Annual Meeting.  The mailing address of the principal executive offices of the Company is:  1601 Airport Road, Ukiah, CA 95482, and its telephone number is:  (800) 733-3871.

Matters for Consideration at the Annual Meeting

At the Annual Meeting, the shareholders of the Company will be asked to consider and to vote upon the following:

Proposal No. 1:  To elect seven (7) directors of the Company, each to hold office until the next annual meeting of shareholders or until his successor has been duly elected and qualified or until his earlier resignation or removal.  The Board of Directors has nominated the following candidates: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

Proposal No.2:  To ratify the appointment of PMB Helin Donovan, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" SUCH PROPOSALS.

GENERAL INFORMATION

Persons Making the Solicitation

This solicitation of Proxies is being made by the Company's Board of Directors.  The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Annual Meeting will be borne by the Company.  It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor.  The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities.

Voting Securities of the Company

Information about Voting

Shareholders of record as of the Record Date (as defined below) may vote in person at the Annual Meeting or by proxy.

All properly executed Proxies delivered by shareholders of record as of the Record Date pursuant to this solicitation and not previously revoked will be voted at the Annual Meeting in accordance with the directions given; alternatively, shareholders may attend the Annual Meeting and vote their shares in person.  The Company recommends that shareholders planning to attend the meeting submit proxies so that such shareholders' votes will be counted if they later decide not to attend the meeting.  Proxies which are executed and returned to the Company without contrary instructions will be voted "For" the election of each of the Board of Directors' seven (7) nominees for Director (as indicated in Proposal No. 1), and "For" the ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent registered accounting firm.  If other matters are properly presented for voting at the Annual Meeting, the proxy holders will vote on such matters in their discretion.

Outstanding Shares; Record Date.  Only shareholders of record at the close of business on August 26, 2011 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 12,427,262 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding.

Voting Generally.

Holders of Common Stock.  On any matter submitted to the vote of the shareholders, other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the Company's books as of the Record Date.  With respect to the special rules relating to the election of directors, please see below under the captions "Election of Directors" and "Cumulative Voting."

Holders of Series A Preferred Stock.  The Company's 227,600 shares of Series A Preferred Stock do not have voting rights, except to the extent required by law, and accordingly the holders of the Series A Preferred Stock will not have the right to vote on any matters scheduled to come before the Annual Meeting.

Voting Procedures.  Holders of the Company's Common Stock may vote in favor of or against any of the Proposals, or may abstain from voting on Proposal No. 2, by specifying their choice as indicated on the enclosed proxy card.  If no specific instructions are given with respect to any Proposal, however, the shares represented by any signed proxy will be voted FOR that Proposal.  If a shareholder wishes to do so, he or she may also attend the Annual Meeting in person, and either submit a signed proxy card at that time or vote by ballot at the Annual Meeting.

Votes Required for Approval.  Directors of the Company will be elected (Proposal No. 1) by the vote of a plurality of the shares of Common Stock which are present in person or by proxy at the Annual Meeting, as discussed below under the heading "Election of Directors." A plurality means that the nominees receiving the largest number of votes cast will be elected.  Pursuant to NYSE Rule 452, brokers that do not receive specific voting instructions from the beneficial owners of the shares will not be permitted to use such broker's discretion in voting in uncontested directors' elections; such shares will be deemed broker non-votes.  Broker non-votes and votes withheld could have an indirect effect on the outcome of the election of directors, since they will enable a smaller number of votes to determine the outcome of the election.

The ratification of PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2) will require only the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and voting in person or by proxy at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).  Abstentions have the same effect as negative votes on these proposals because they represent votes that are present but not cast.

Election of Directors.  With respect to the election of directors, shareholders may vote "For" all or some of the nominees or may vote "Withhold" with respect to one or more of the nominees, by following the instructions on the enclosed proxy card.  Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock, voting in person or by proxy at the Annual Meeting.

A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by the Board of Directors, by marking the appropriate box on the proxy card.  In that event, the proxy holders will not cast any of the shareholder's votes for candidate(s) whose name(s) have been so indicated, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been so indicated, and for any other candidates who may be properly nominated at the Annual Meeting.  If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, then he or she must appear and vote in person at the Annual Meeting.  Ballots will be available at the Annual Meeting for persons desiring to vote in person.  All votes will be tabulated by the inspector of elections who will act as the tabulating agent for the Annual Meeting.

Cumulative Voting.  Solely in connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if a shareholder present at the Annual Meeting gives written notice at the Annual Meeting to the chairman of the meeting, prior to the vote, of his or her intention to vote cumulatively.  (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.)  If any Company shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for the election of the directors.  Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected.  All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder chooses.  The nominees receiving the highest number of votes, up to the number of places to be filled, shall be elected.

If one of the Company's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible.

Under the California General Corporation Law, cumulative voting may not be used in connection with any matter other than the election of directors.

Quorum.  The presence at the Annual Meeting of the persons entitled to vote a majority of the voting shares of the Company, either in person or by proxy, will constitute a quorum for purposes of transacting business at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies or consideration of the issues raised at the Annual Meeting, the Annual Meeting may be adjourned by the vote of a majority of the shares represented either in person or by proxy. The persons appointed as proxy in the enclosed form of proxy will vote all shares for which such persons have voting authority in favor of such adjournment.

Votes Cast at the Annual Meetings.  The inspector of elections shall be appointed at the Annual Meeting in order to receive and tabulate any votes cast at that time.  The inspector of elections will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes.

Solicitation of Proxies

The expense of soliciting proxies (in the form accompanying this Proxy Statement) will be paid by the Company.  Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone or facsimile, or in person.  The Company will request that brokers, custodians, nominees, and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold such shares and request authority for the exercise of proxies.  In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed.  Any shareholder who executes and delivers such a proxy has the right to, and may, revoke it at any time before it is exercised by filing with the Secretary of the Company, at Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482, a written notice of revocation or a duly executed proxy bearing a later date.  In addition, any proxy may be revoked if the shareholder attends the Annual Meeting and votes in person.  Attendance at the Annual Meeting will not, by itself, automatically revoke a proxy.

Market Listing

The Company's Common Stock is quoted on the OTC Bulletin Board of The Nasdaq Stock Market, Inc. under the symbol "MENB."

Forward Looking Statements Regarding the Company

Certain information contained in this proxy statement which does not relate to historical financial information may be deemed to constitute forward looking statements.  The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," "intend," "plan," "budget," or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  This proxy statement contains certain forward-looking statements with respect to the plans, objectives, future performance, and business of the Company.  Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected.  The Company's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement.  The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Available Information

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith periodically files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").  Such reports, proxy statements and other information can be inspected and copies can be made or obtained at or by writing to the public reference facilities of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Such material may also be accessed electronically through the Company's filings on EDGAR on the Commission's internet website (http://www.sec.gov).

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 4, 2011.  The Company's Proxy Statement dated August 29, 2011 and Annual Report for the fiscal year ended December 31, 2010 are available electronically at http://www.cstproxy.com/mendobrew/2011.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect directors to hold office until the next Annual Meeting of shareholders when their respective successors have been duly elected and qualified, or until a director's earlier resignation or removal.  Under the Company's Bylaws, the Company's Board of Directors shall be composed of between five (5) and nine (9) members, with the exact number within that range being determined by the Board of Directors.  At present, the Board of Directors has set the number of directors at seven (7).

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked to withhold authority to vote for any specific nominee.  If any nominee for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.  The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a Director.

Nominees for Director

The entire Board of Directors acts as the nominating committee in the director nominee selection process.  The Board of Directors has nominated seven (7) individuals to serve as directors of the Company until the next Annual Meeting when the director's successor has been duly elected and qualified or until his earlier resignation or removal, all of whom are current members of the Board of Directors.  The Board of Director's nominees are: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.  As of the date of this Proxy Statement, no other names have been placed in nomination for consideration by the shareholders at the Annual Meeting.

The Board of Directors has not adopted a charter or any other set of rules with respect to the nominating process.  While the Board of Directors would carefully consider the nomination of any candidate for director who may be recommended by the Company's shareholders, due to the lack of such nominations in the past, the Board of Directors does not believe it necessary at this time to adopt a formal policy relating to director nominations.  Similarly, the Board has not adopted any specific minimum qualifications for candidates for election as director or identified any specific qualities or skills that such candidates should possess and rather has assessed candidates based on their individual specific skill sets and relevant experience which may benefit the Company.  Despite the fact that historically there has been a lack of shareholder nominations for nominees to the Board of Directors, the Board of Directors would assess any such shareholder nominee based on his/her specific skill set and relevant experience, as the Board of Directors currently assesses its nominees.  Although there is no formal written diversity policy in place, the Board of Directors considers each individual nominee's differing experiences and backgrounds in assessing director nominees.  Any shareholder wishing to submit a recommendation for a nominee for the Board of Directors should follow the procedures set forth herein under the captions "Shareholder Communications With the Board of Directors" and "Shareholder Proposals to be Presented at the Next Annual Meeting".

Directors and Executive Officers of the Company

The following table sets forth the name, approximate age as of August 29, 2011, position and term of office with the Company for the executive officers as well as the nominees for directors (each of whom is also currently a director of the Company).

Name	Age	Position(s)	Director Since
Scott R. Heldfond * +	65	Director	2005
Michael Laybourn +	73	Director	1993
Vijay Mallya, Ph.D.	55	Director and Chairman of the Board	1997
Jerome G. Merchant *	50	Director	1997
Mahadevan Narayanan	53	Chief Financial Officer and Secretary	N/A (Officer since 2001)
Sury Rao Palamand, Ph.D.	81	Director	1998
Kent D. Price *+	68	Director	1998
Yashpal Singh	65	DDirector, President and Chief Executive Officer	1997

*           Member of the Audit/Finance Committee.
+           Member of the Compensation Committee.

Business Experience

The material occupations, positions, offices or employments for at least the past five (5) years of each current director, each of the Board of Directors' nominees for director and the Company's executive officers are set forth below.

Mr. Scott Heldfond joined the Board in January 2005. He was a Director of NASDAQ Insurance Group, LLC, a national insurance brokerage and consulting firm owned by the NASDAQ Stock Market prior to the firm's sale to Aon Risk Services in 2009. Mr. Heldfond currently services as a Director at Aon Risk Services. Mr. Heldfond has also served as the Managing Partner of eSEED Capital, LLC, a technology-focused merchant banking firm since 1999. He also served as President and Chief Executive Officer of Frank Crystal & Co. of California, a New York-based insurance brokerage firm from 1995 to 1999, as  Chairman of Hales Capital LLC, an investment banking firm from 1994 to February 1997 and as President of AON Real Estate & Investments. Mr. Heldfond also served as a Director of HomeGain, Inc (later sold to Classified Ventures), a private venture backed company and currently serves as a Director of UBICS Inc., a NASDAQ traded firm that provides information technology staffing and solutions for domestic and international businesses. Mr. Heldfond also served as a Director of Galoob Toys, which was the third largest toy manufacturer before its sale to Hasbro. Mr. Heldfond holds an undergraduate degree from the University of California, Berkeley and a J.D. from the University of San Francisco Law School. He is a Mayoral appointed Commissioner of the Health Services Commission of the City and County of San Francisco. In addition, he serves as an advisor to or on the Board of Directors of a number of local, statewide, and national charitable and community service organizations. Mr. Heldfond is the retired Honorary Consul General to the United States for the Republic of Rwanda. Mr. Heldfond's expertise in risk management and insurance matters, in particular, led to his selection as a member of the Board of Directors.

H. Michael Laybourn, co-founder of the Company, served as the Company's President from its inception in 1982 through December 1999, and as its Chief Executive Officer from inception through October 1997. Mr. Laybourn was elected as a Director in November 1993 when the Company began the process of converting from a limited partnership to a corporation and served as Chairman of the Board from June 1994 through October 1997. Mr. Laybourn is a former Vice President of the California Small Brewers Association and a former Chairman of the Board of Directors of the Brewers Association of America. Mr. Laybourn holds a Bachelor of Fine Arts degree from Arizona State University. Mr. Laybourn's expertise in craft brewing, in particular, led to his selection as a member of the Board of Directors.

Dr. Vijay Mallya, Ph.D., became Chairman of the Board in October 1997 and was MBC's Chief Executive Officer until January 2005. Dr. Mallya is a well known industrialist and the Chairman of UBICS, Inc., United Breweries Limited, United Spirits Limited, Whyte & Makay Limited, United Breweries (Holdings) Limited (which is the indirect beneficial owner of two of MBC's largest shareholders (United Breweries of America, Inc. and Inversiones Mirabel S.A.)), Kingfisher Airlines Limited, UB Engineering Limited, Mangalore Chemicals and Fertilizers Ltd., and other affiliated companies (collectively the "UB Group").  The UB Group is comprised of businesses in the  following sectors: alcoholic beverages, life sciences, engineering, agrochemicals, information technology, fertilizers, print media, civil aviation and infrastructure development.  United Breweries Limited and United Spirits Limited are two of Asia's leading beer and spirits companies.  Dr. Mallya is also a keen sportsman and an ardent aviator and yachtsman.  He participates and supports several sporting activities worldwide, including the Force India F1 Formula One Motor Racing Team, the United East Bengal Football Team and the United Mohun Bagan Football Team.  He also sits on the boards and committees of several foreign companies and organizations including companies comprising the UB Group, The Institute of Economic Studies (India), the Federation of the Indian Chamber of Commerce and Industries and Motorsports Association of India.  Dr. Mallya has been the recipient of many prestigious awards and accolades, including being nominated to the Global Leaders of Tomorrow by the World Economic Forum, receiving the Légion d' Honneur from the Government of France in 2008 and the Outstanding Business Leader Award from the Associated Chambers of Commerce and Industry of India in 2009.  Dr. Mallya was recently elected to serve as a member of the Upper House of the Indian Parliament for the second time.  Dr. Mallya holds a Bachelor of Commerce degree from the University of Calcutta in India and an honorary Doctorate in Business Administration from California Southern University, Santa Ana. Dr. Mallya's knowledge and expertise in the global alcoholic beverage industry was significant in his selection as a member of MBC's Board of Directors as well as his appointment as Chairman.

            Jerome G. Merchant became a director in October 1997 and was Chief Financial Officer of the Company from November 1997 to October 1998. Mr. Merchant served as the Strategic Planning Consultant to the Chairman's Office of the Company from July 1996 until January 2007. Mr. Merchant is a Managing Director with Kinetic Advisors, LLC a boutique mid-market investment advisory company. He has over 20 years experience in investment banking and capital raising transactions. Previously, he held executive positions at McGladrey Capital Markets, Citigroup and MetLife Investors. Mr. Merchant has advised the investment division and clients of Citibank and Smith Barney, amongst others. In executive and strategic planning capacities, he has advised public and private companies and institutional and high-net worth investors. Between April 1993 and December 2003, Mr. Merchant served in various senior capacities for Cal Fed Investments, a wholly owned subsidiary of Cal Fed Bank. Previously, Mr. Merchant directed the west coast capital raising for a private equity group focused on equity oriented management buyouts and strategic acquisitions. He received his B.S. degree in Managerial Economics-Finance from the University of California, Davis. Mr. Merchant's expertise in capital raising and financial markets contributed to his selection as a member of MBC's Board of Directors.

Mahadevan Narayanan joined the company in 2001 as Secretary and Chief Financial Officer. Before joining the Company, he served the UB Group (including affiliates of the Company) in India for 17 years as part of the management team in various financial and accounting capacities.  Prior to joining the Company, Mahadevan Narayanan was employed as Senior Manager of Accounting Services of Herbertsons Ltd. for six years.  He holds a Bachelor of Science degree in Mathematics from Madurai Kamaraj University in India and is an Associate member of the Institute of Chartered Accountants of India.

Sury Rao Palamand became a director of MBC in January 1998. Dr. Palamand is a director and partner of Summit Products, Inc, a beverage development and consulting company serving the food and beverage industry. He is also a director and partner in the Historic Lemp Brewery and is involved in the development of microbreweries and brewpubs, and in the restoration of historic buildings. Dr. Palamand has over 40 years of experience in the brewing industry and has published numerous scientific and technical papers on beer and other fermented beverages in various technical journals in the United States and abroad. He is an associate member of the Institute of Brewing, London and is a member of several brewing organizations in the United States. In addition, Dr. Palamand possesses technical and technological expertise in wine making as well as in the development of soft drinks. Prior to joining the Company as a director, Dr. Palamand served as Director of Beer and New Beverage Development at Anheuser-Busch Companies, Inc. Dr. Palamand holds a Bachelor of Science degree from the University of Mysore, India, a Master of Science degree in Applied Chemistry from the University of Bombay, India and a Masters degree in Food Microbiology and a Ph.D. degree in Food and Flavor technology from Ohio State University, Columbus, Ohio. Dr. Palamand is listed in the MARQUIS WHO'S WHO in America and in the WHO'S WHO in the Midwest. In particular, Mr. Palamand's technical expertise in fermented beverages was an important criteria in his selection as a member of the Board of Directors.

Kent D. Price became a director in January 1998. Kent Price is a founder and President of Parker Price Venture Capital. Mr. Price was a Rhodes Scholar at Oxford University, attended the University of Montana, the University of California, Los Angeles and Harvard Business School. Mr. Price is a member of the board of directors of the University of Montana and a member of its Investment Committee. Mr. Price is the chairman of Fluid Inc., a technology enhanced service company that is a leader in the development of eCommerce sites.  Mr. Price has extensive operational experience, including as Chief Executive Officer of The Chloride Group, a global battery company, Chief Executive Officer of the Bank of San Francisco, General Manager of Banking, Finance and Securities Group at IBM, Chief Financial Officer at the Bank of New England, Executive Vice President of the Bank of America and a senior officer at Citibank. He has lived and worked in England, Germany, Ireland, Nigeria, Ivory Coast, Taiwan, Hong Kong, Japan and Singapore as well as the United States. He has served on boards in the UK, India, South Africa, Hong Kong, Taiwan, China and the United States.  Mr. Price currently serves on the Board of Directors of UBICS (a Nasdaq listed company).  Mr. Price served as a Captain in the United States Air Force.  Mr. Price's banking and financial expertise was important in his selection as a member of the Board of Directors.

Yashpal Singh became a director of MBC in October 1997 and served as the Company's Executive Vice President and Chief Operating Officer beginning in April 1998. Mr. Singh became the Company's President in January 2000 and its Chief Executive Officer in January 2005. From May 1997 to March 1998, Mr. Singh served as Executive Vice-President- Operations for UBA, one of MBC's major shareholders. Between 1964 and 1990, Mr. Singh served in various capacities including as Head Brewer and Chief Executive Officer of a large alcoholic beverage corporation in India.  Between 1990 and 1997, Mr. Singh also served as Senior Vice President-Operations for United Breweries Ltd., an Indian Corporation, where he was responsible for the operations of 12 breweries, the establishment of new green-field projects, and technical and operational evaluations of potential acquisition opportunities worldwide.  Mr. Singh holds a Bachelor's degree in Science from Punjab University in India, a Diploma in Brewing from the Institute of Brewing and Distilling in London and has extensive training in the fields of Brewing, Malting, and Mineral Water Technology. Mr. Singh is an Associate member of the Institute of Brewing, London, a member of the Master Brewers Association of America, and was a former executive member of the Managing Committee of the All India Brewer's Association. Mr. Singh has over 47 years of varied experience in the brewing industry.  Mr. Singh's long standing technical and management expertise in brewing led to his selection as a member of MBC's Board of Directors.

Corporate Governance

Director Independence

The Board of Directors has determined that the following directors qualify as "independent" in accordance with the published listing requirements of NASDAQ:  Mr. Heldfond, Mr. Laybourn, Mr. Palamand, Mr. Merchant and Mr. Price.  Mr. Singh is not "independent" because he is an employee of the Company.  Dr. Mallya is not independent since he has received payments in excess of the applicable threshold from the Company during the last three (3) years.  Prior to 2007, Mr. Merchant had provided certain consulting services to the Company, however, given the timing and nature of such services as well as the amount of compensation provided in relation thereto, the Board has determined that Mr. Merchant meets the criteria for being an "independent director."

The NASDAQ rules contain both objective tests and a subjective test for determining who is an "independent director."  The objective tests provide that a director is not considered independent if he (i) is an employee of the Company (or a parent or subsidiary) (or has been in the past three (3) years); (ii) has accepted (or a family member has accepted) compensation from the Company in excess of $120,000 during any period of twelve (12) consecutive months within the preceding three (3) year period (subject to certain exceptions); (iii) has a family member that was employed as an executive officer of the Company (or a parent or subsidiary) during the past three (3) years; (iv) is (or a family member is) a controlling shareholder or an executive officer of an organization to which the Company made or received payments in the current year or at anytime during the past three (3) years that exceed the greater of (a) five percent (5%) of the recipient's consolidated gross revenues or (b) $200,000 for that year; (v) is (or has a family member who is) employed as an executive officer of another entity where at anytime during the past three (3) years any of the executive officers of the Company serve on the compensation committee of such other entity; or (vi) is (or has a family member who is) a current partner of the Company's outside auditor who worked on the Company's audit at anytime during any of the past three (3) years.  The subjective test is based on the standard that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Leadership Structure

Since January 2005, the Company has separated the roles of Chairman of the Board and Chief Executive Officer.  From 1997 until January 2005, Dr. Vijay Mallya served as both the Chief Executive Officer as well as Chairman of the Board of Directors of the Company.  The Board of Directors believes that the separation of the roles of Chief Executive Officer and Chairman of the Board provides the Company with additional processes, controls and oversights that facilitate the functioning of the Board of Directors and its decision-making in the best interests of the Company and its shareholders.  In addition, the separation of the roles of Chairman and Chief Executive Officer permit the holders of such offices to focus on the fundamental duties and specialized nature of the respective office.  The Company's Chairman, Dr. Vijay Mallya, works together with the Chief Executive Officer and the Board of Directors to develop the Company's strategic goals, acts as an international brand ambassador and presides over the Board of Directors meetings at which he is present.  The Company's Chief Executive Officer, Yashpal Singh, is responsible for the day-to-day oversight of the Company's performance and the brewing operations as well as for the implementation of the Company's strategic goals.  The Board of Directors may review its leadership structure from time to time and implement any changes that it deems appropriate to respond to the needs of the Company.

Risk Oversight

The Audit/Finance Committee and Compensation Committee play key roles in the Board of Director's risk oversight function as such committee members are all Non-Employee Directors.  The Committee system provides an independent level of protection with regards to the Company's decision-making processes and an additional mechanism for the oversight of the Company's risk management controls and procedures.  The Board of Directors as a whole will continue to monitor the Company's general and specific risks and implement risk management as it deems appropriate or necessary.

Board of Directors' Meetings and Committees

During the fiscal year ended December 31, 2010, the Board of Directors held one meeting and the Audit/Finance Committee held five meetings.  No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees of which such Director was a member.

Directors are encouraged to attend the Annual Meeting of Shareholders.  At the 2010 Annual Meeting, all members of the Board of Directors were in attendance.

Listed below are the committees of the Board of Directors, along with the names of the Directors who served as members of each committee during 2010.

Audit/Finance Committee.  The Board of Directors has a standing Audit/Finance Committee.

Messrs. Merchant, Price, and Heldfond serve as the members of the Audit/Finance Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act).  This committee met five times during fiscal year 2010.  The Audit/Finance Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing, accounting and finance matters, including the selection of the Company's auditors, the scope of the annual audits, the fees to be paid to the auditors, the performance of the Company's auditors, and the accounting practices of the Company.  In the judgment of the Company's Board of Directors, the members of the Committee are "independent," as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Exchange Act.

Our Board of Directors believes that at least one member of our Audit Committee – Mr. Kent D. Price – is both an independent Director and qualifies as an "audit committee financial expert" as that term is defined in the Exchange Act, and pursuant to the rules and regulations promulgated by the SEC.

Nominating Committee.  Due to its limited size, the Board of Directors does not have a nominating committee or a committee performing similar functions.  Instead, all of the Directors participate in the director nomination process.  A few of the Company's Directors may not meet the criteria to qualify as "independent" under the rules of NASDAQ or under the applicable rules of the other national securities exchanges.

Compensation Committee.  Messrs. Heldfond (Chair), Price, and Laybourn served on the Company's Compensation Committee for the fiscal year ended December 31, 2010.  The Compensation Committee considers all matters of compensation with respect to the chief executive officer, president, any vice president, and any other senior executive.  The Compensation Committee also makes determinations with respect to the granting of stock awards to directors who are also employees of the Company.  The Compensation Committee did not formally meet during fiscal year 2010.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the "Compensation Committee") determines and administers the compensation of the Company's executive officers.  The Compensation Committee reviews and determines all components of the executive officers' compensation, including making individual compensation decisions and reviewing and revising compensation guidelines as appropriate. The Committee also consults with the Chief Executive Officer regarding revisions to the compensation of the Chief Financial Officer and other non-executive employees, as appropriate.

The Compensation Committee does not delegate its authority to other persons.

The Company has entered into an Employment Agreement with its Chief Executive Officer that sets forth the terms of his employment and provides for certain benefits.

Total compensation for the Company's Chief Executive Officer consists of base salary, annual cash bonus payments, health benefits for the executive officer and his immediate dependent family members, key person life insurance, use of a company vehicle and vacation reimbursement.

Elements of Compensation

The Company has structured its executive compensation packages to provide incentives for its current executive officers to relocate to the United States from India.  In formulating, such compensation packages, the Company reviewed the executive officers' respective previous compensation arrangements with their former employers in India in order to provide comparable packages.

Base Salary

The Compensation Committee determines the executive officers' base salaries on an annual basis.  Historically, approximately 25% of the cash compensation paid to the Chief Executive Officer and Chief Financial Officer, respectively, was paid in the form of a bonus rather than as salary.   This policy was implemented due to the Company's limited working capital during certain periods. However, since January 1, 2008, the Company has been opting to increase the executive officers' annual base salary and reduce the discretionary bonus component to ten percent (10%).  Given the present market value of the Company's common stock and the Company's financial situation, the Compensation Committee has currently opted not to base the executive officers' compensation specifically on either the fair market value of the Company's stock or the Company's financial performance or results of operations.

Annual Cash Bonus

As discussed above, the compensation packages for the Chief Executive Officer and the Chief Financial Officer provide for the payment of annual cash bonuses.  Given the Company's past working capital limitations, the Compensation Committee has historically determined that a percentage of the cash compensation of the executive officers would be in the form of annual cash bonuses that could be disbursed following the completion of the applicable fiscal year.

Perquisites and Personal Benefits

In addition to base salaries and annual bonuses, the total compensation of the Company's Chief Executive Officer and Chief Financial Officer include perquisites and personal benefits. The types of perquisites and personal benefits awarded to the current executive officers were determined when each such officer commenced employment with the Company and are substantially of the same nature as the perquisites provided to such executive officers by previous employers.  The perquisites available to the executive officers consist of: the use of company vehicles, health care reimbursements for the executive officer and his immediate family, reimbursement of certain specified vacation expenses and life insurance policy benefits.

Equity Plans

The Company does not currently maintain any equity compensation plans for or provide any form of equity compensation to its executive officers.

Retirement Plans

On August 27, 2009, the Company entered into a Separation and Severance Agreement (the "Severance Agreement") with the Company's President and Chief Executive Officer, Yashpal Singh.

Pursuant to the terms of the Severance Agreement, upon Mr. Singh’s (i) termination of employment for Good Reason (as defined in the Severance Agreement), (ii) termination of employment at the end of the employment term, (iii) death, (iv) disability or (v) termination by the Company without Cause (as defined in the Severance Agreement), he shall be entitled to certain severance benefits and payments.  In general, the severance payment will equal the product of (x) 2.5 times Mr. Singh's average monthly base salary (calculated over the twelve (12) month period preceding the termination event), multiplied by (y) the number of years (on a pro rated basis) Mr. Singh had been employed by the Company at the Termination Date (as defined in the Agreement); provided, however, that the severance payment may not exceed an amount equal to thirty (30) months of Mr. Singh's average monthly base salary (calculated over the twelve (12) months preceding his termination date).  In addition, the Company is required to pay for COBRA premiums for Mr. Singh and his spouse until the earlier of (i) the effective date on which he obtains comparable health insurance from a subsequent employer or (ii) eighteen (18) months following his Termination Date.  Mr. Singh is also entitled to accrued salary, vacation time and benefits as set forth in Mr. Singh's employment agreement (the "Employment Agreement").

If Mr. Singh’s employment is terminated without Cause, in addition to the severance payment described above, he shall additionally receive either (i) 365 days prior written notice of termination or (ii) a lump sum payment equal to twelve (12) months of his base salary at the rate then in effect at the Termination Date (the "Notice Payment").

In case of Mr. Singh’s resignation without Good Reason, he shall be entitled to accrued salary, vacation time and benefits set forth in the Employment Agreement but shall not be entitled to the severance payment or the Notice Payment.

If Mr. Singh is terminated by the Company for Cause, he shall be entitled to (i) accrued salary, vacation time and benefits as set forth in the Employment Agreement and (ii) if the Company does not provide Mr. Singh with at least twelve (12) months prior notice, the Notice Payment.  Mr. Singh shall not be entitled to the severance payment in case of termination by the Company for Cause.

Payments due to Mr. Singh under the Severance Agreement shall be paid in equal installments by the Company over a 20 month period.  The receipt of payments is contingent on Mr. Singh executing a release of claims for the benefit of the Company.

For purposes of illustrating the potential amounts payable to Mr. Singh under the Severance Agreement, assuming a termination date of December 31, 2010, Mr. Singh would have received the following approximate amounts of compensation for the applicable triggering event: termination by the Company for Cause ($235,000); completion of term of Employment Agreement ($587,500 plus COBRA payments); termination due to disability or death ($587,500 plus COBRA payments); termination by Mr. Singh for Good Reason ($587,500 plus COBRA payments); or termination by the Company without Cause ($822,500 plus COBRA payments).

Except for the Employment Agreement and Severance Agreement with Mr. Singh, the Company does not currently maintain any other retirement plans nor provide any post-retirement benefits to any employee or executive officer.

The Company does not currently have an employment agreement in place with its Chief Financial Officer, but may enter into an employment agreement with such executive officer in the future.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Scott R. Heldfond, Kent D. Price and H. Michael Laybourn. Mr. Laybourn co-founded the Company and served as the Company's President from its inception in 1982 through December 1999, and as its Chief Executive Officer from inception through October 1997.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters and is responsible for determining the compensation of the Company's executive officers.  The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management, including our Chief Executive Officer, Yashpal Singh, and our Chief Financial Officer, Mahadevan Narayanan.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

Compensation Committee

Scott R. Heldfond (Chair)
Kent D. Price
H. Michael Laybourn

Compensation Committee Charter

The Compensation Committee has not adopted a formal written charter.

Compensation Consultants

The Company has not engaged any consultants to assist with the determination or recommendation of the amount of or form of executive or director compensation.  However, in the future, the Company may from time to time engage consultants to review its compensation policies.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation of the executive officers and employees whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2010.

To date, none of these executive officers have been issued any equity securities or stock options as compensation.

 The Company's Chairman, Dr. Vijay Mallya,  served as the Company's Chief Executive Officer until January 13, 2005. Mr. Yashpal Singh, the Company's President, was appointed as Chief Executive Officer, effective as of January 14, 2005.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)*	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Yashpal Singh President and Chief Executive Officer	2010	235,000	23,600	-	-	-	-	10,901	269,501
	2009	235,000	23,600	-	-	-	-	21,986	280,586

Mahadevan Narayanan Chief Financial Officer and Corporate Secretary	2010	140,000	14,100	-	-	-	-	19,853	176,574
	2009	140,000	14,100	-	-	-	-	23,825	177,925

*	Other compensation includes use of company vehicle, health care reimbursement for the executive and his immediate family and vacation reimbursement.

DIRECTORS' COMPENSATION FOR THE YEAR 2010

Dr. Vijay Mallya, Chairman of the Board, is paid $120,000 per year by MBC for services rendered as Chairman, and £89,600 per year (approximately $138,400 in United States dollars at the average exchange rate for the year 2010) by United Breweries International (U.K.) Limited ("UBIUK") for promoting our products in the Europe (Austria, Belgium, Denmark, Ireland, Italy, the Netherlands, France, Finland, Germany, Greece, Iceland, Liechtenstein, Luxembourg, Norway, Portugal, Spain, Switzerland) and Canada (collectively, the "Foreign Territories").

Effective as of January 1, 2010, under the terms of the Amended and Restated Directors' Compensation Plan, each Non-Employee director received a fixed annual retainer of $12,000 as well as additional fees of $1,000 per meeting of the Board and $1,000 per committee meeting attended.  In addition, the chairs of the Compensation Committee and the Audit/Finance Committee each received $4,000 in fees for acting as chairs of such committees.  The fixed annual retainer, the meeting fees, and the chairperson fees, may be paid by MBC either in the form of cash or through the issuance of shares of MBC's common stock, as determined in the sole discretion of the Board.

Effective January 1, 2010, in addition to the above fixed compensation, each Non-Employee director of MBC serving in office on January 1st of any applicable year will be eligible to receive up to an additional 25,000 shares of the MBC's common stock based upon MBC's performance and such director's performance for the immediately preceding year and other factors determined in the sole discretion of the Board, provided, however, that such share issuance will be at a price per share not less than the fair market value of MBC's common stock on the date of grant (all in accordance with, and as defined in, the Amended and Restated Directors' Compensation Plan).

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Dr. Vijay Mallya	258,400		-	-	-	-	-	258,400
Kent Price	22,000	*	-	-	-	-	-	22,000
Sury Rao Palamand	13,000	+	-	-	-	-	-	13,000
Jerome Merchant	18,000	#	-	-	-	-	-	18,000
Scott Heldfond	22,000	##	-	-	-	-	-	22,000
Michael Laybourn	13,000	^	-	-	-	-	-	13,000

*	Fee for attending one board meeting and five committee meetings calculated at $1,000 per meeting, $12,000 fixed annual retainer and $4,000 for acting as Chairman of audit Committee.

+	Fee for attending one board meeting calculated at $1,000 per meeting and $12,000 fixed annual retainer.

#	Fee for attending one board meeting and five committee meetings calculated at $1,000 per meeting and $12,000 fixed annual retainer.

##	Fee for attending one board meeting and five committee meetings calculated at $1,000 per meeting, $12,000 fixed annual retainer and $4,000 for acting as Chairman of compensation Committee.

^	Fee for attending one board meeting calculated at $1,000 per meeting and $12,000 fixed annual retainer.

Report of the Audit Committee

The following audit committee report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").  Pursuant to such rules and regulations, this report shall not be deemed to be (i) "soliciting materials," (ii) "filed" with the SEC, (iii) subject to Regulation 14A or 14C, or (iv) subject to the liabilities of Section 18 of the Exchange Act.

The Board of Directors maintains an Audit/Finance Committee comprised of three (3) of the Company's outside directors.  The Board of Directors and the Audit/Finance Committee believe that the Audit/Finance Committee's current member composition satisfies the NASDAQ rules governing audit committee composition, including the requirement that all audit committee members be "independent" directors.   The audit committee has adopted a formal written charter which is attached as Exhibit A hereto.

The Audit/Finance Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of accounting, auditing, and financial reporting practices of the Company.  In discharging its oversight responsibilities regarding the audit process, the Audit/Finance Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the material required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and (iii) received and reviewed the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based on the review and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Approved by the Members of the Audit Committee:
Kent D. Price (Chairman)
Jerome G. Merchant
Scott R. Heldfond

Director Compensation

Effective as of January 1, 2010, the Board adopted the Amended and Restated Directors' Compensation Plan relating to the Company's compensation of non-employee directors for their services on the Board of Directors and committees of the Board of Directors. Under the terms of the Amended and Restated Directors' Compensation Plan, each outside director will receive a fixed annual retainer of $12,000 and an additional fee of $1,000 per Board meeting and $1,000 per Committee meeting attended.  The chairs of the Audit/Finance Committee and the Compensation Committee will each receive an additional fee of $4,000 per year for serving as the chairs of such committees.  The fixed annual retainer, the per meeting fees and the chair fees may be paid by the Company either in the form of cash or through the issuance of shares of the Company's common stock, as determined in the sole discretion of the Board of Directors.

Effective January 1, 2010, in addition to the above annual fixed compensation, each non-employee director of the Company in office as of January 1st of any applicable year will be eligible to receive up to an additional 25,000 shares of the Company's common stock based upon the Company's performance and such director's performance for the immediately preceding year and other factors, determined in the sole discretion of the Board of Directors; provided, however, that such share issuance shall be at a price per share not less than the fair market value of the Company's common stock on the date of grant (all in accordance with, and as defined in, the Amended and Restated Directors' Compensation Plan).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information known to the Company regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of August 29, 2011, for each shareholder known by the Company to beneficially own 5% or more of the outstanding shares of the Company's Common Stock or Series A Preferred Stock:

Security Ownership of Certain Beneficial Owners
Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
COMMON STOCK
United Breweries of America, Inc. 1050, Bridge way, Sausalito, CA 94965	3,087,818	(2)	24.8%
Inversiones Mirabel S.A. Hong Kong Bank Building 6th Floor, Samuel Lewis Avenue P O Box 6-4298, El Dorado Panama City, Panama	5,500,000		44.3%
United Breweries (Holdings) Limited. 100/1, Richmond Road, Bangalore - 560 025, India	8,587,818	(3)	69.1%
Vijay Mallya United Breweries of America, Inc. 1050, Bridge way, Sausalito, CA 94965	8,587,818	(4)	69.1%

(1) Applicable percentages of ownership are based on 12,427,262 shares of Common Stock outstanding as of August 29, 2011.

(2) Does not include 2,190,214 shares issuable to United Breweries of America, Inc. ("UBA") upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement. United Breweries (Holdings) Limited ("UBHL") is the ultimate beneficial owner of substantially all of the shares owned by UBA.

(3) Includes all shares held by the Company's two largest shareholders, UBA and Inversiones Mirabel S.A. ("Inversiones"). UBHL is the beneficial owner of UBA and Inversiones as they are both controlled by Rigby International Corp., a company registered in the British Virgin Island, with primary offices at Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Island 2 and a mailing address c/o CAS SA, 12-14 Avenue, Riverdil, CH-1260, Lyon, Switzerland ("Rigby"). Rigby is a wholly-owned subsidiary of UBHL. Such amount does not include 2,190,214 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement.

(4) Includes all shares indirectly held by UBHL. Does not include 2,190,214 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA described in footnotes (2) and (3) above. Dr. Mallya disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Dr. Mallya owns approximately 5,285,000 shares, or 7.9% of all outstanding equity, of UBHL.

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of August 29, 2011, for each director and all directors and executive officers of the Company as a group. Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock and Series A Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Security Ownership of Management
COMMON STOCK	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Vijay Mallya	8,587,818	(2)	69.1%
H. Michael Laybourn	469,640		3.8%
Kent D. Price	383,240		3.1%
Sury Rao Palamand	303,078		2.4%
Jerome G. Merchant	261,498		2.1%
Yashpal Singh	—		—
Scott R. Heldfond	199,210		1.6%
Mahadevan Narayanan	—		—
All Directors and executive officers as a group (8 persons)	10,204,484		82.1%

SERIES A PREFERRED STOCK
H. Michael Laybourn	6,100		2.7%
All Directors and executive officers as a group (8 persons)	6,100		2.7%

(1) Applicable percentages of ownership are based on 12,427,262 shares of Common Stock outstanding as of August 29, 2011.

(2) Includes all shares indirectly held by UBHL. Does not include 2,190,214 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement. UBHL is the ultimate beneficiary of substantially all of the shares owned by both UBA and Inversiones. Dr. Mallya disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Dr. Mallya owns approximately 5,285,000 shares, or 7.9% of all outstanding equity, of UBHL.

Stock Option Grants

No stock options nor freestanding stock appreciation rights were held by, granted to, or exercised by any of the Company's executive officers during the fiscal year ended December 31, 2010; and no such options nor stock appreciation rights have been granted to or exercised by any executive officer to date during the 2011 fiscal year.

Certain Relationships and Related Transactions

During fiscal year 2010, and through the date of this Proxy Statement, the Company is a participant in the following transactions pursuant to which (i) the amount involved exceeds $120,000 and (ii) a related person had or will have a direct or indirect material interest:

UBA Notes

On August 31, 1999, the Company and United Breweries of America, Inc. ("UBA"), a major shareholder of the Company, entered into a Master Line of Credit Agreement, which was subsequently amended on April 28, 2000, and February 12, 2001 (the "Credit Agreement").  The Company's Chairman, Dr. Vijay Mallya, is also the Chairman of the board of directors of UBA.  The terms of the Credit Agreement provide the Company with a line of credit in the principal amount of up to $1,600,000.

UBA has made thirteen (13) separate advances to the Company under the Credit Agreement, and one separate advance with a principal amount of $400,000 on terms substantially similar to those of the Credit Agreement, each pursuant to an eighteen-month promissory note, (collectively, the "UBA Notes"). Interest accrues on the UBA Notes at an interest rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by Bank of America in San Francisco, California, or (ii) ten percent (10%). UBA executed an Extension of Term of Notes under Master Line of Credit Agreement (the "Extension Agreement"). The Extension Agreement confirms UBA's extension of the terms of the UBA Notes for a period ending on June 30, 2012 with automatic renewals after such maturity date for successive one year terms, provided that either the Company or UBA may elect not to extend a term upon written notice given to the other party no more than 60 days and no fewer than 30 days prior to the expiration of such term.

As of August 29, 2011, the aggregate outstanding principal amount of the UBA Notes is $1,915,400, and the accrued but unpaid interest thereon is equal to approximately $1,369,900. The entire amount of the outstanding principal and accrued but unpaid interest on the UBA Notes is convertible into shares of common stock of the Company at a conversion price of $1.50 per share. As of August 29, 2011, UBA beneficially owns approximately 24.8% of the Company's outstanding Common Stock (excluding any shares issuable upon the conversion of the UBA Notes).  During fiscal year 2010, the largest aggregate amount of principal outstanding equaled $1,915,400.  No principal or interest payments were made during fiscal year 2010.

Kingfisher Agreements

In July 2001, the Company entered into a Trademark and Trade Name License Agreement with Kingfisher America, Inc., a Delaware corporation affiliated with United Breweries Limited, an Indian public limited company ("UB Limited"), pursuant to which the Company obtained a royalty-free, exclusive license to use the Kingfisher trademark and trade name in connection with the brewing and distribution of beer in the United States. Under its terms, this agreement will remain in effect for so long as the Distribution Agreement (described below) between the Company's wholly-owned subsidiary United Breweries  International U.K. Limited ("UBI") and UBI's wholly-owned subsidiary UBSN, Ltd. ("UBSN") remains in effect. Currently, that Distribution Agreement is scheduled to expire in October 2013.

As the Company's Chairman of the Board, Dr. Vijay Mallya, is also the Chairman of the Board of UB Limited, the transactions represented by these license agreements may be deemed to be related party transactions.

Shepherd Neame, Ltd.

As described more fully below, the Company's principal European subsidiary, UBSN, is a party to a Brewing Agreement and a Loan Agreement with Shepherd Neame which at the respective dates such agreements were entered into may have been deemed transactions with related persons.  Mr. R.H.B. Neame (Shepherd Neame's Chairman of the Board) was also a director of the Company until 2004, and Mr. David Townshend (a senior Shepherd Neame employee) was serving as the President of UBSN (pursuant to an agreement between UBSN and Shepherd Neame) and was also a director of the Company until 2004.

Brewing Agreement

On October 9, 1998, UBI and UBSN entered into a Brewing Agreement with Shepherd Neame, and on October 24, 2001, this agreement was amended by a Supplemental Agreement (together, the "Brewing Agreement").

The Brewing Agreement, which was entered into (and amended) in conjunction with the Loan Agreement described immediately below, grants to Shepherd Neame the exclusive right to brew, keg, bottle, can, label, and package all beers and related products sold under the Kingfisher trademark in the United Kingdom, and to distribute such products in the Foreign Territory. UBI and UBSN further agreed that they would require any other distributor of such products (subject to applicable laws and regulations) to obtain such products directly from a company related to UBI or its subsidiaries and to refrain from seeking customers, or establishing a distribution network for such products, in the United Kingdom. In exchange, Shepherd Neame agreed to brew and/or supply Kingfisher Premium Lager and related products to UBSN for destinations within (and, with the consent of Shepherd Neame, outside) the United Kingdom. The price UBSN pays to Shepherd Neame for brewing Kingfisher Premium Lager for distribution in the United Kingdom is set by a formula which varies according to the applicable duty on Kingfisher Premium Lager and other factors. For the fiscal year ended December 31, 2010, UBSN's purchases from Shepherd Neame equaled approximately $14,663,500 at the average exchange rate in effect during 2010.

Loan Agreement

Concurrently with the Brewing Agreement described above, UBSN and Shepherd Neame entered into a Loan Agreement, under which on or about October 24, 2001, Shepherd Neame advanced to UBSN £600,000 (the full amount available under such Loan Agreement), at a fixed annual interest rate of 5%, for general corporate purposes. This loan is payable in ten annual installments of £60,000 each, commencing on June 30, 2003 and continuing on each anniversary thereof until the Loan is fully repaid. Any remaining balance of principal or interest will become due and payable (and the loan will terminate) on June 30, 2013.  If UBSN were to terminate or default under the Brewing Agreement, or if either of the License Agreements that UBI and UBSN have entered into with Kingfisher America Inc relating to the Kingfisher trademark and trade name are terminated (except in accordance with their terms or in connection with the parties' entry into an equivalent Brewing Agreement), it would result in an event of default under the Loan Agreement and Shepherd Neame would have the right to cancel the Loan Agreement and accelerate all sums due thereunder and in addition terminate the Brewing Agreement.  The aggregate amount of principal paid during fiscal year 2010 was £60,000 or $92,700 at the average exchange rate in effect during 2010. The largest amount of principal outstanding during 2010 was $182,200, the amount of interest paid in 2010 was $11,600 and the amount of principal outstanding as of August 19, 2011 was $99,300.

Distribution Agreement

UBIUK entered into a Distribution Agreement with its wholly-owned subsidiary UBSN on October 9, 1998. Under this agreement, which was subsequently amended by a Supplemental Agreement dated as of October 24, 2001 (together, the "Distribution Agreement"), UBIUK granted UBSN (i) an exclusive sublicense for the distribution of all lager and other beer products brewed or prepared for sale in the United Kingdom and the Foreign Territory, and (ii) a sublicense to use the Kingfisher trademark and trade name, to manufacture, package, market, distribute, and sell beer and other products using the Kingfisher trademark and logo, and to enter into a Brewing License Agreement described below. The Distribution Agreement, which also requires UBSN to pay UBI a royalty fee of 50 British pence (approximately $0.77 at the average exchange rates in effect during fiscal year 2010) for every 100 liters (26 gallons) of beer brewed for sale in the European Territory, will expire in October 2013. The total royalties due to UBI for the fiscal year ended December 31, 2010 equaled approximately $59,700.

Market Development Agreement

Effective October 26, 2001, the Company and UBSN entered into a Market Development, General and Administrative Services Agreement (the "Market Development Agreement"), under the terms of which UBSN engaged the Company to perform a variety of advertising, promotional, and other market development activities in the United States in connection with Kingfisher beer and related consumer products (the "Products"), to provide certain legal and business management support services to UBSN, and to provide assistance with the establishment and management of distribution channels for the Products in the United States. In consideration for the services rendered pursuant to this agreement, UBSN agreed to pay service fees to the Company totaling $1,500,000 in the aggregate for the period 2001 through 2003.  Such payments have been made in full and no additional payments are anticipated to be made in the future.

Brewing License Agreement

Concurrently with the Market Development Agreement described above, the Company entered into a Brewing License Agreement with UBSN, pursuant to which UBSN granted the Company an exclusive license to brew and distribute Kingfisher Premium Lager in the United States, in exchange for a royalty, payable to UBSN, of eighty cents ($0.80) per case of Kingfisher Premium Lager brewed by the Company under this agreement. The amount of royalty dues to UBSN was approximately $116,800 during the fiscal year ended December 31, 2010.

Policies of the Company

Although there is no formal written policy in place regarding the approval of related party transactions, historically, the Board has generally reviewed and approved or ratified the Company's related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires each of the Company's directors and executive officers, and each person who or which is a beneficial owner of more than 10% of the Company's Common Stock, to file reports with the SEC of each such person's ownership of equity securities of the Company and changes in such person's ownership.  These persons are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on a review of written statements of the Company's insiders and Forms 3, 4, and 5 furnished to the Company, except as herein or previously disclosed, no transactions were reported on an untimely basis.  As a result of the extensions of the maturity dates of the UBA Notes, the amount of interest due to UBA by the Company continues to increase, resulting in an increase in the number of shares of Company common stock issuable upon conversion of the UBA Notes.  This potential increase may be reportable on Form 4.  To date, neither UBA nor its beneficial owners, which may include its chairman, Dr. Mallya, have filed Form 4s reflecting this potential increase.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director.  Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise their right to cumulative voting, in which case all shares will be accorded cumulative voting rights.  For purposes of this vote, abstentions and broker non-votes will in effect not be counted.  Please see "GENERAL INFORMATION — Voting Securities of the Company – Cumulative Voting," above, for a brief description of the voting procedures in the event that cumulative voting is requested at the Annual Meeting in connection with the election of directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

The Company has appointed PMB Helin Donovan, LLP ("PMB"), as its independent auditors to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2011, and the shareholders are being asked to ratify that appointment. PMB audited the Company's 2010 and 2009 financial statements. The Company's Annual Report on Form 10-K for the year ended December 31, 2010, which incorporates the 2010 financial statements, is included (without Exhibits) with this Proxy Statement.

All audit and other services performed by PMB on behalf of the Company are approved in advance by the Audit Committee, on a case-by-case basis.

           A representative of PMB will be present at the Annual Meeting, will have the opportunity to make a statement, at such representative's option, and will be available to answer questions.

Fees and Services

AUDIT FEES. The aggregate fees billed by PMB during the year 2010 for the audit of our annual consolidated financial statements were $99,700; fees of an additional $44,000 were billed to us during 2010 in connection with PMB’s review of interim financial statements in connection with our Quarterly Reports on Form 10-Q for that year. Such fees represented approximately 90% of the total fees for services billed to us by PMB during 2010.

The aggregate fees billed by PMB during the year 2009 for the audit of our annual consolidated financial statements were $100,000; fees of an additional $42,500 were billed to us during 2009 in connection with PMB’s review of interim financial statements in connection with our Quarterly Reports on Form 10-Q for that year. Such fees represented approximately 85% of the total fees for services billed to us by PMB during 2009.

AUDIT RELATED FEES. PMB did not bill us any amount in fees for assurance or related services in 2010 or 2009.

TAX FEES. The aggregate fees billed by PMB during 2010 for tax products and services related to the preparation of our tax returns other than those described in the foregoing paragraphs, was $16,500. Such fees represented approximately 10% of the total fees for services rendered to us by PMB during 2010.

The aggregate fees billed by PMB during 2009 for tax products and services related to the preparation of our tax returns, other than those described in the foregoing paragraphs, was $16,000. Such fees represented approximately 10% of the total fees for services rendered to us by PMB during 2009.

ALL OTHER FEES. During the year 2009 PMB billed us $9,365 related to review of our internal control documentation.  Such fees represented 5% of the total fees for services billed to us by PMB during 2009. PMB did not bill us for any amount towards fees for services other than those mentioned above during the years 2010 and 2009.

All audit and other services performed by PMB on our behalf are approved in advance by our audit committee.

We are not aware that any significant amount of the work done during the course of the audit of our 2010 and 2009 Financial Statements was performed by persons other than full-time, permanent, employees of PMB.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE '"FOR" RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Shareholder Communications with the Board of Directors

The Board of Directors has a process by which shareholders may communicate with the Board of Directors, the non-management directors, or with any individual director concerning the Company.  Shareholders wishing to do so may write to the Board of Directors or to the applicable director or directors.  Such communications should be addressed as follows:  Mahadevan Narayanan, Corporate Secretary, Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482.  The envelope should indicate that the enclosed correspondence contains a shareholder communication.  All such communications relating to the Company will be forwarded to the entire Board of Directors, or to the director or directors to whom they are addressed, as applicable.

Shareholder Proposals to be Presented at the Next Annual Meeting

Any proposal which a shareholder wishes to have presented at the next annual meeting and included in the Company's proxy statement and form of proxy relating to such meeting must be received at the main office of the Company no later than May 1, 2012, which is 120 calendar days prior to the first anniversary of the date on which this Proxy Statement first became available to shareholders. However, if the date of the Company's 2012 Annual Meeting has been changed by more than 30 days from October 4, the date of this year's Annual Meeting, then, for any proposal notice by a shareholder with respect to next year's Annual Meeting to be timely, it must be received by the Company a reasonable time before the Company begins to print and send its proxy materials.  If a shareholder proposal for consideration at the 2012 Annual Meeting is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the proxy statement for that meeting, and set forth on the form of proxy issued for the 2011 Annual Meeting of Shareholders.

For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must deliver written notice to the Secretary of the Company at the Company's principal executive offices no later than July 15, 2012, which is 45 calendar days prior to the first anniversary of the date on which this Proxy Statement first became available to shareholders. However, if the date of the Company's 2012 Annual Meeting has changed more than 30 days from the date of the 2011 Annual Meeting, then notice must not have been received a reasonable time before the Company sends its proxy materials.

Notice of such proposals should be addressed to:

Mahadevan Narayanan
Corporate Secretary
Mendocino Brewing Company, Inc.
1601 Airport Road
Ukiah, California  95482

It is urged that any shareholder proposals be sent by certified mail, return receipt requested.

Availability of Annual Report on Form 10-K

Included with this Proxy Statement, and partially incorporated herein, is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (without exhibits).  THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, AN ADDITIONAL COPY OF THIS REPORT (also without Exhibits).  Such written requests should be made to the Company at Mendocino Brewing Company, Inc., Attn: Sarah T. McDaniel, Manager, Shareholder Relations, 1601 Airport Road, Ukiah, CA 95482, Telephone:  (800) 733-3871.

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not presently intend to present matters other than the foregoing for action by the shareholders at the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified herein.  As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in accordance with the judgment of the persons voting such proxies.

Attached Documents

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 (not including the Exhibits thereto) accompanies this Proxy Statement.

EXHIBIT A

MENDOCINO BREWING COMPANY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Mendocino Brewing Company, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

o           monitor the periodic reviews of the adequacy of the accounting and financial reporting process and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

o           review and evaluate the independence and performance of the Company's independent auditors; and

o           facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the Company's independent auditors. Nor is the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II.	Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III.	Meetings

Meetings of the Committee shall be held from time to time as determined by the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV.	Responsibilities and duties

The following shall be the principal recurring process of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.           Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2.           In connection with the Committee's review of the financial statements:

o           Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

o           Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.           In connection with the Committee's review of the quarterly financial statements:

o           Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

o           Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

4.           Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

5.           Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Audit Committee by each group.

6.           Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

7.           Review the independence and performance of the independent auditors. Recommend to the Board the appointment or discharge of the independent auditors.

8.           Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following; (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

9.           Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

10.           Review the independent auditor's audit plan.

11.           Approve the fees and other significant compensation to be paid to the independent auditors.

12.           Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

13.           Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required to by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

14.           Maintain minutes and periodically report to the Board on significant matters related to the Committee's responsibilities.

15.           Review and reassess the adequacy of the Committee's charter at least annually.

16.           Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

ANNUAL MEETING OF SHAREHOLDERS OF
MENDOCINO BREWING COMPANY, INC.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 4, 2011:  The Company's Proxy Statement dated August 29, 2011 and Annual Report for the fiscal year ended December 31, 2010 are available electronically at http//www.cstproxy.com/mendobrew/2011.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
MENDOCINO BREWING COMPANY, INC.

The undersigned holder of shares of Common Stock of MENDOCINO BREWING COMPANY, INC., a California corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and appoints Dr. Vijay Mallya, Jerome Merchant, and Yashpal Singh, and each of them, as proxy of the undersigned with power of substitution and revocation, to represent the undersigned at the Annual Meeting of the Shareholders of the Company, to be held at 1:00 p.m. Pacific Time, on Tuesday, October 4, 2011, at the Company's Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California 95482, or at any adjournment or postponement thereof, and to vote all shares of Common Stock held of record on August 26, 2011 by the undersigned.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. IN THEIR DISCRETION, THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

If no boxes are marked, this proxy will be voted in accordance with the Board of Directors' recommendations.

☒           Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, and 2.

1.	Election of Directors:
Election of the seven (7) Directors nominated by the Board (or if any nominee is not available for election, such substitute(s) as the Board of Directors may designate).

Nominees:  Dr. Vijay Mallya, H. Michael Laybourn, Jerome G. Merchant, Scott R. Heldfond, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

☐ FOR ALL NOMINEES	☐ WITHHOLD FOR ALL NOMINEES

☐  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE AND MARK THE BOX.

2.	To ratify the appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK HERE	☐	PLEASE MARK HERE ☐
FOR ADDRESS		IF YOU PLAN
CHANGE AND		TO ATTEND
NOTE AT LEFT		THE MEETING

Please sign exactly as name appears on this proxy.  When shares are held jointly, each holder shall sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a signer is a corporation, please sign full corporate name, by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date: